EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report dated September 19, 1997, on the Company's 1997 financial statements and schedules included in the Company's Annual Report on Form 10-K for the year ended June 30, 1997, into this Registration Statement on Form S-3.


                                     Arthur Andersen LLP



Charlotte, North Carolina
December 22, 1997